Exhibit 99.1

EVI Industries Reports Record First Quarter Results

Achieved Records for Revenue, Gross Profit, Operating Profit, and Net Income. Completed One Acquisition, Invested Across Long-Term Growth and Efficiency Initiatives, Declared Special Cash Dividend, and Sustained a Strong Balance Sheet

Miami, Florida – November 12, 2024 – EVI Industries, Inc. (NYSE American: EVI) announced its operating results for the first quarter of its fiscal year ending June 30, 2025. First quarter records were achieved in revenue, gross profit, gross margin, operating profit, net income, and adjusted EBITDA. The Company also completed another acquisition under its buy-and-build growth strategy during the quarter. The Company commented on its results of operations, cash flow, financial position, and investments in furtherance of its long-term growth and profitability initiatives. Click here to listen to the Company’s recorded commentary.

In 2016, EVI commenced the execution of a long-term growth strategy to build the undisputed leader in and around the commercial laundry industry. Since 2016, the Company has grown from one business operating from a single location in the state of Florida with thirty-one employees, including ten sales professionals and four service technicians, to today encompassing twenty-nine businesses employing nearly 800 associates, including over 190 sales professionals and over 400 service personnel. The thoughtful execution of the Company’s long-term growth strategy has resulted in a compounded annual growth rate in revenue, net income, and adjusted EBITDA of 32%, 20%, and 30%, respectively, and has earned the Company a reputation as the leader in the North American commercial laundry distribution and service industry.

Henry M. Nahmad, EVI’s Chairman and CEO, commented: “Record operating performance in all key financial metrics is a testament to the well-synchronized efforts of our over 750 associates dedicated to serving our customers while executing on a series of initiatives in pursuit of our long-term performance goals. Our confidence in the long-term possibilities for our Company and our ability to achieve our performance goals is derived from early successes combined with financial strength and wherewithal, our reputation as a knowledgeable and high-quality buyer and builder of businesses, the expected future impact of promising technologies, and leadership team invested in guiding the Company into the future.”

Fiscal First Quarter Highlights (compared to the first quarter of fiscal 2024)

▪	Revenue increased 6% to record $93.6 million
▪	Gross profit increased 12% to a record $28.9 million
▪	Gross margin increased to a record 30.8% compared to 29.2%
▪	Operating income was a record $5.0 million compared to $2.6 million
▪	Net income increased 152% to a record $3.2 million, or 3.5%, compared to $1.3 million, or 1.5%
▪	Adjusted EBITDA was a record $7.6 million, or a record 8.1%, compared to $6.0 million, or 6.8%

Achievements During the Three-Month Period Ended September 30, 2024

▪	Completed one acquisition adding sales and service expertise to the Company’s Southeast Group
▪	New confirmed customer sales order contracts exceeded the value of those fulfilled during the quarter
▪	Implemented the Company’s field service technology at additional business units in two regional groups
▪	Declared a $4.6 million special cash dividend, the largest dividend in EVI’s history
▪	Sustained a strong balance sheet despite the dividend and investments in working capital and technologies

Acquisitions

During the first fiscal quarter, the Company completed the acquisition of Lakeland, Florida based Laundry Pro of Florida, a distributor of commercial laundry products and a provider of related installation and maintenance services. In addition, following the completion of the first fiscal quarter, on November 1, 2024, the Company completed the acquisition of Jeffersonville, Indiana based O’Dell Equipment and Supply, another distributor of commercial laundry products and a provider of related installation and maintenance services. The Company believes that the acquired businesses and their customers will benefit from various resources available to drive growth, profitability, and improve the customer value proposition.

Mr. Nahmad commented: “A cornerstone of our long-term growth strategy is the acquisition of long-standing, often family-owned, businesses.  Since 2016, we have acquired twenty-eight businesses. Our strategy includes the preservation of the people, unique culture and legacies of the acquired businesses, with a goal of forming the single largest, most cohesive, and entrepreneurial organization in the North American commercial laundry distribution and service industry. Given our success, we believe that our entrepreneurial culture, growing technology advantage, strong financial position and other unique factors provide an attractive home for great businesses, and we are actively pursuing opportunities that meet our financial, strategic, and cultural criteria.”

Technology Investments

In 2020, the Company commenced a comprehensive technology initiative to transform EVI into a modern, data-driven company. Since that time, EVI’s technology group has grown significantly, various third-party technology professionals have been retained, and multiple technology initiatives were undertaken with a goal to accelerate sales and profit growth, increase the speed, convenience and efficiency in serving customers, extend our reach into new geographies and sales channels, and create scalable operating processes.

During the first fiscal quarter, the Company’s technology team successfully led efforts to consolidate business units into end-state enterprise resource planning systems, implemented EVI’s field service technology at business units in certain regional groups, and launched the configuration and implementation of our planned e-commerce site. While the costs and expenses associated with these and other modernization initiatives adversely impacted EVI’s financial performance in the near-term, the Company believes that these technological capabilities will be a catalyst to achieving its long-term growth and profitability goals.

Operating Results

First quarter revenue performance reflects steady fulfillment of customer sales orders from the Company’s backlog and appropriately stocked inventory, installations in connection with equipment sales, the sale of parts and accessories, and the performance of maintenance and repair services. These factors contributed to a 6% increase in revenue as compared to the same period of the prior fiscal year. In connection with such growth, gross profit increased 12% to a record $29 million and gross margin increased to a record 30.8%. Additionally, the Company benefited from initiatives undertaken to improve operating efficiencies, which resulted in a 92% increase in operating income from $2.6 million to a record $5.0 million, a 152% increase in net income from $1.3 million to a record $3.2 million, or 3.5% of revenue, and a 27% increase in adjusted EBITDA from $6.0 million to a record $7.6 million, or a record 8.1% of revenue.

Mr. Nahmad commented: “We have undertaken various initiatives to drive growth and profitability, and to transform the technological infrastructure and capabilities of our Company. As a result of these initiatives, we are realizing steady growth in key operating performance metrics, including a greater level of operating leverage. As we continue our efforts to grow, implement best operating practices, and deploy advanced technologies, we expect to continue to achieve a greater level of operating performance.”

Cash Flow, Financial Strength, and Special Cash Dividend

During the first fiscal quarter, operating activities provided cash of $0.2 million compared to $1.5 million of cash provided by operating activities during the three months ended September 30, 2023. This $1.3 million decrease in cash provided by operating activities was primarily attributable to changes in working capital, partially offset by an increase in net income. As a result, the Company’s increase in net debt from $8.3 million at June 30, 2024 to $15.5 million at September 30, 2024 was primarily attributable to cash paid in connection with business acquisition consummated during the quarter, as described above.

Given the Company’s growth and profitability prospects, historically solid cash flows, and strong balance sheet with over $100 million of available liquidity, on September 11, 2024, the Company’s Board of Directors declared a special cash dividend on the Company’s common stock of $0.31 per share. The special cash dividend was paid on October 7, 2024 to stockholders of record at the close of business on September 26, 2024. During October 2023, the Company paid a special cash dividend of $0.28 per share. EVI aims to uphold its philosophy of sharing cash flow through dividends while maintaining a conservative financial position. Future dividends, if any, will be at the discretion of the Company’s Board of Directors and considered in light of certain factors, including investment opportunities, cash flow, general economic conditions and the Company’s overall financial condition.

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Earnings Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the quarter ended September 30, 2024, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “could,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward looking statements. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks associated with international relations and international hostilities and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or have the liquidity to or otherwise be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions or other strategic transactions (or for other purposes), risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that the Company’s investments, including in sales and service personnel, technology investments and other modernization and optimization initiatives, and investments in acquired businesses or otherwise in support of growth, and initiatives in furtherance thereof may not result in the benefits anticipated and may result in disruptions to the Company’s operations, expenses in connection with these investments and initiatives may be more costly than anticipated and the implementation of these initiatives may not be completed when expected; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; to the extent applicable, risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries; risks related to the Company’s planned e-commerce business; risks relating to the Company’s relationships with its principal suppliers and customers, including concentration risks and the impact of the loss of any such relationship; risks related to the Company’s indebtedness, including that amounts available for borrowing under the Company’s credit facility are subject to the terms and conditions of the facility and, accordingly, the amount of liquidity available to the Company may be less than the amount set forth herein; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, , and the risk that inventory management initiatives may not be successful; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation); the risk that dividends may not be paid in the future; risks of cybersecurity threats or incidents, including the potential misappropriation or use of assets or confidential information, corruption of data or operational disruptions; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/24	09/30/23

Revenues	$93,625	$88,074
Cost of Sales	64,770	62,382
Gross Profit	28,855	25,692
SG&A	23,866	23,075
Operating Income	4,989	2,617
Interest Expense, net	482	770
Income before Income Taxes	4,507	1,847
Provision for Income Taxes	1,276	565
Net Income	$3,231	$1,282

Net Earnings per Share
Basic	$0.22	$0.09
Diluted	$0.21	$0.09

Weighted Average Shares Outstanding
Basic	12,685	12,581
Diluted	13,047	13,205

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	09/30/24	06/30/24
Assets
Current assets
Cash	$4,373	$4,558
Accounts receivable, net	45,446	40,932
Inventories, net	50,860	47,901
Vendor deposits	2,148	1,657
Contract assets	362	1,222
Other current assets	9,152	5,671
Total current assets	112,341	101,941
Equipment and improvements, net	14,582	13,950
Operating lease assets	8,622	8,078
Intangible assets, net	22,943	22,022
Goodwill	77,597	75,102
Other assets	9,443	9,566
Total assets	$245,528	$230,659

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$39,946	$30,904
Accrued employee expenses	11,504	11,370
Customer deposits	22,828	24,419
Contract liabilities	223	—
Current portion of operating lease liabilities	3,330	3,110
Total current liabilities	77,831	69,803
Deferred income taxes, net	5,533	5,498
Long-term operating lease liabilities	6,195	5,849
Long-term debt, net	19,912	12,903
Total liabilities	109,471	94,053

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	323	322
Additional paid-in capital	107,606	106,540
Treasury stock	(4,693)	(4,439)
Retained earnings	32,821	34,183
Total shareholders' equity	136,057	136,606
Total liabilities and shareholders' equity	$245,528	$230,659

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the three months ended
	09/30/24	09/30/23
Operating activities:
Net income	$3,231	$1,282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,550	1,546
Amortization of debt discount	9	9
Provision for bad debt expense	352	124
Non-cash lease expense	22	(16)
Stock compensation	1,067	1,856
Inventory reserve	251	174
Provision (benefit) for deferred income taxes	35	(30)
Other	(105)	25
(Increase) decrease in operating assets:
Accounts receivable	(4,894)	500
Inventories	(1,538)	1,772
Vendor deposits	(491)	(170)
Contract assets	860	(898)
Other assets	(3,213)	969
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	4,461	(7,191)
Accrued employee expenses	134	734
Customer deposits	(1,747)	977
Contract liabilities	223	(123)
Net cash provided by operating activities	207	1,540

Investing activities:
Capital expenditures	(1,253)	(971)
Cash paid for acquisitions, net of cash acquired	(5,885)	(987)
Net cash used by investing activities	(7,138)	(1,958)

Financing activities:
Proceeds from borrowings	19,000	19,000
Debt repayments	(12,000)	(20,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(254)	(314)
Net cash provided (used) by financing activities	6,746	(1,314)
Net decrease in cash	(185)	(1,732)
Cash at beginning of period	4,558	5,921
Cash at end of period	$4,373	$4,189

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the three months ended
	09/30/24	09/30/23
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$413	$767
Cash paid during the period for income taxes	—	$3,171

Supplemental disclosures of non-cash financing activities:
Common stock issued for acquisitions	—	$229
Dividends Payables	$4,593	—

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/24	09/30/23

Net Income	$3,231	$1,282
Provision for Income Taxes	1,276	565
Interest Expense, Net	482	770
Depreciation and Amortization	1,550	1,546
Amortization of Share-based Compensation	1,067	1,856
Adjusted EBITDA	$7,606	$6,019

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Henry M. Nahmad

Chairman and CEO

(305) 402-9300

Craig Ettelman

Director of Finance and Investor Relations

(305) 402-9300

info@evi-ind.com